                                  $25,000,000


                           REVOLVING CREDIT AGREEMENT


                                    between


                             M.S.D.&T. FUNDS, INC.


                                      and


                                FIFTH THIRD BANK


                           Dated as of April 29, 1999

                               TABLE OF CONTENTS

                                                             Page

Section 1.          Definitions.........................       1
  1.1.              Specific Definitions................       1
  1.2.              GAAP and Uniform Commercial Code....       3

Section 2.          Loan and Term.......................       3
  2.1.              Revolving Credit Loans..............       3
  2.2.              Notes...............................       4
  2.3.              Principal...........................       4
  2.4.              Interest............................       4
  2.5.              Term of Facility....................       4

2.6.              Making Loans; Accounting............       5
  2.7.              Use of Proceeds.....................       5

Section 3.          Representations and Warranties......       6
  3.1.              Organization and Qualification......       6
  3.2.              Due Authorization...................       6
  3.3.              Litigation..........................       6
  3.4.              Margin Stock........................       6
  3.5.              Laws and Taxes......................       6
  3.6.              Financial Condition.................       6
  3.7.              Representations in Exhibit 3.7......       7
  3.8.              Board and Shareholder Action........       7
  3.9.              Millennium Compliance...............       7

Section 4.          Financial Statements and Information       7
  4.1.              Financial Statements............
 ....       7

Section 5.          Covenants...........................       8
  5.1.              Existence; Merger...................       8
  5.2.              Pledge or Encumbrance of Assets.....       8
  5.3.              Business............................       8
  5.4.              Compliance with Law.................       8
  5.5.              Representations.....................       8

Section 6.          Conditions Precedent................       8
  6.1.              Conditions to Initial Loan..........       8
  6.2.              Conditions to Each Loan.............       9

Section 7.          Events of Default and Remedies......       9
  7.1.              Events of Default...................       9
  7.2.              Remedies............................      10
  7.3.              Cumulative Remedies.
 ................      11

Section 8.          Miscellaneous Provisions............      11
  8.1.              Delays and Waiver...................      11

  8.2.              Waiver by Borrower..................      11
  8.3.              Complete Agreement..................      11
  8.4.              Severability........................      12
  8.5.              Binding Effect......................      12
  8.6.              Notices.............................      12
  8.7.              Governing Law; Jurisdiction.........      12
  8.8.              Confession of Judgment..............      13
  8.9.              Separate Liability of Funds.........      13

Exhibits
--------

Exhibit 1.1         -          Fund Borrowing Limits
Exhibit 2.1         -          List of Authorized Representatives
Exhibit 2.2         -          Revolving Note
Exhibit 3.1         -          Certificate of Borrower
Exhi
bit 3.7         -          Specific Representations

Appendices
----------

Appendix A          -          Pledge and Security Agreement
Appendix B          -          Report of Pledged Securities
Appendix C          -          Authorization Letter

                          REVOLVING CREDIT AGREEMENT

     This Revolving Credit Agreement ("Agreement") is entered into as of the 29th day of April, 1999 by and between M.S.D.&T FUNDS, INC., a Maryland corporation (the "Borrower"), on behalf of the several funds identified herein, and FIFTH THIRD BANK, an Ohio banking corporation (the "Bank").

Section 1.  Definitions.
            -----------

     1.1.  Specific Definitions.  The following definitions shall apply:
           --------------------

        "Authorization Letter" means the Authorization Letter(s) in the form attached as Appendix C hereto and incorporated herein by reference, as executed by the Borrower and the Investment Adviser from time to time on behalf of each Fund, including any and all such documents which may be amended from time to time hereafter.

        "Authorized Representative" means, with regard to each Fund, the name of the individual(s) whose name is listed as the Authorized Representative(s) for such Fund on Exhibit 2.1 attached hereto, which list may be modified by Borrower or the Investment Advisor from time to time and which new list shall be effective two Business Days after receipt of notice thereof by Bank.

        "Borrowing Limit", with respect to each Fund, means the maximum amount of borrowing that such Fund is permitted to borrow pursuant to Borrower's Articles of Incorporation and such Fund's current statement of Additional Information for purposes contemplated by this Agreement as set forth on Exhibit 1.1.

        "Business Day" shall mean any day on which Bank and the Investment Adviser shall be open to the public in Cincinnati, Ohio and Baltimore, Maryland, respectively, for the transaction of its normal banking business.

        "Custodian" means Bank's Mutual Fund Services Department.

        "Custody Agreement" means that certain Custody Agreement by and between the Custodian and Borrower dated as of May 28, 1993 and all amendments thereto.

        "Default" means any event that, with the giving of notice or the passage of time, or both, would be an Event of Default.

        "Event of Default" has the meaning set forth in Section 7.1.

        "Facility" has the meaning set forth in Section 2.1.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Bank on such day on such transactions as determined by the Bank.

        "Funds" mean Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Diversified Real Estate Fund, Prime Money Market Fund, Government Money Market Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Tax-Exempt Money Market Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund and National Tax-Exempt Bond Fund, each of which is a separate investment portfolio of the Borrower.

        "Insolvency Event" means, with respect to a person, any of the following: a court enters a decree or order for relief in respect to such person in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of such person or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed against such person; or such person commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing.

        "Investment Adviser" means Mercantile - Safe Deposit and Trust Company.

        "Lien" means any security interest, mortgage, pledge, assignment, or voluntary or involuntary lien, charge or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

        "Loan Documents", with respect to each Fund, means this Agreement, the Note, the Pledge Agreement and the Authorization Letter executed by the Borrower and/or the Investment Adviser on behalf of each Fund, including any and all such documents which may be amended from time to time hereafter.

        "Obligation(s)" means all loans, advances, indebtedness and other obligations of Borrower owed to Bank under this Agreement of every description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, secured or unsecured, and all expenses and attorney's fees incurred by Bank under this Agreement or any other document or instrument related thereto.

        "Person" shall mean and include an individual, business trust, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity.

        "Pledge Agreement", with respect to each Fund, means that Pledge and Security Agreement by and between Bank and Borrower, on behalf of such Fund, in the form attached as Appendix A hereto and incorporated herein by reference and as such form may be amended from time to time thereafter.

        "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio, whether or not Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

        "Report of Pledged Securities" means the Report of Pledged Securities in the form attached as Appendix B hereto, and as such form may be amended from time to time thereafter, executed on behalf of a Fund upon the making of each Loan hereunder. With respect to Sections 2.5, 7.1 and 7.2 hereof, the term "Report of Pledged Securities" shall only mean such Report(s) of Pledged Securities executed in connection with any Loans that are then outstanding.

        "Trust Custody Account", with respect to each Fund, means Borrower's account established with the Custodian on behalf of such Fund pursuant to the Custody Agreement.

     1.2.  GAAP and Uniform Commercial Code.  All financial terms used in this
           --------------------------------
Agreement, other than those defined in this Section 1, shall have the meanings given to them by generally accepted accounting principles. All other undefined terms shall have the meanings given to them in the Uniform Commercial Code then in effect.

Section 2.  Loan and Term.
            -------------

     2.1.  Revolving Credit Loans.  (a)  Subject to the terms and conditions
           ----------------------
hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank may make loans (the "Loans") to any Fund from time to time during the term of this Agreement, in an amount up to $25,000,000; provided, however, the Borrower shall not at any time incur borrowings on behalf of the Funds such that the aggregate Loans then outstanding would exceed $25,000,000. Notwithstanding the foregoing, in no event may Borrower borrow an amount on behalf of any Fund that would exceed such Fund's Borrowing Limit on the day that any Loan is requested hereunder. Bank shall utilize its reasonable discretion at all times as to whether or not to make any Loans. Borrower may borrow and reborrow hereunder, provided that the principal amount of all Loans outstanding at any one time to Borrower, shall not exceed $25,000,000 in the aggregate.

        (b) Borrower or the Investment Adviser must give Bank written notice of Borrower's intention to borrow under this Agreement by 4:00 p.m. local Cincinnati time on the proposed date. Bank is authorized to make Loans to a Fund based on the instructions received from any Authorized Representative for such Fund as listed on Exhibit 2.1 attached hereto and incorporated herein by reference, which list may be modified by Borrower from time to time and which new list shall be effective two business days after its receipt by Bank. Provided that all conditions precedent to the making of any Loan as set forth in Sections 6 and 2.1(a) have been satisfied and the procedures set forth in
Section 2.6(a) have been followed, Bank will make

Loans by crediting the amount thereof to the demand deposit account at Bank established by Borrower in accordance with Section 6.1(g) for the particular Fund on behalf of which the Loan is made or such other account as Bank and Borrower may agree (the "Fund Deposit Account").

        (c) Borrower may repay principal and accrued interest on the Loans upon the Authorized Representative of the Fund which incurred such borrowing directing the Custodian to apply cash held by the Custodian for such Fund, on Borrower's behalf, to the repayment of such amounts. Subject to Section 8.9, this Section 2.1(c) shall in no way limit the obligation of Borrower to pay the Loans nor shall the sources of funds from which Borrower may repay the Loans be limited to the borrowing Fund's Trust Custody Account.

     2.2.  Notes.  On the Closing Date, Borrower shall duly issue and deliver to
           -----
Bank on behalf of each Fund a Note in the form of Exhibit 2.2 (the "Notes") in the maximum principal amount permitted to be borrowed by such Fund in accordance with Section 2.1(a). Each loan made pursuant to a Note shall be made only to the Fund that executed such Note, used only for the benefit of such Fund, and only such Fund shall be obligated for such Loan. Bank shall record each Loan and payments thereof to each Fund separately on its books and records, which shall be presumptive evidence of the principal owing and unpaid under such Note.

     2.3.  Principal.  The principal balance of all Loans will be payable in
           ---------
immediately available funds at the principal office of Bank no later than 2:00 p.m., local Cincinnati time, on the first Business Day following the date any Loan is made by Bank to Borrower hereunder.

     2.4.  Interest.  All Loans outstanding from time to time shall bear
           --------
interest at the Federal Funds Rate in effect on the Business Day that the Loan is made plus one half of one percent. Interest on each loan will accrue daily, will be calculated based on a 360 day year and charged for the actual number of days elapsed, and will be payable in immediately available funds at the principal office of Bank no later than 2:00 p.m., local Cincinnati time, on the first Business Day following the date any Loan is made by Bank to Borrower hereunder. Those amounts, if not timely paid, shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided in this Agreement.

     After the occurrence of an Event of Default, the Loans shall bear interest at a rate of 2% per annum above the Prime Rate; this provision does not constitute a waiver of any Event of Default or an agreement by Bank to permit any late payments whatsoever.

     2.5.  Term of Facility.  Except as otherwise provided in this Section 2.5,
           ----------------
the term of the Facility shall expire on April 12, 2000, and the entire outstanding principal balance of the Notes, and all accrued interest, shall become due and payable not later than that date in the event that any principal or accrued interest has not been previously repaid. This Facility may be extended for successive one year terms upon (a) the Bank's executive committee (or similar committee established from time to time) approving an extension of the Facility and (b) the Bank giving written notice of such extension to Borrower no less than thirty days prior to the end of the current or extended term; provided, however, that the Borrower may elect not to renew the Facility by giving written notice to the Bank no less than sixty days prior to the end of the current or extended term. This Facility shall automatically terminate upon the termination of the Custody

Agreement except upon the simultaneous execution by Bank and Borrower of a substantially identical custody agreement in replacement thereof. Until all Obligations have been fully repaid and this Agreement has terminated, Bank shall retain its security interest in all collateral, then existing or arising thereafter, pledged to Bank pursuant to the Pledge Agreements and as identified in the Reports of Pledged Securities.

     2.6.  Making Loans; Accounting.
           ------------------------

        (a) The Custodian shall between 1:00 and 2:30 p.m. on each Business Day determine whether the cash position of any Fund, in the Custodian's best estimate, will be negative at the close of business on that Business Day. In the event that the Custodian so estimates that the cash position of a particular Fund will be negative, the Custodian shall no later than 2:30 p.m. so advise an Authorized Representative of such Fund. If it appears that $100,000 or more will be necessary to meet the cash needs of such Fund, the Authorized Representative may request a Loan on behalf of such Fund in accordance with
Section 2.1 hereof by delivering a fully executed Report of Pledged Securities on behalf of such Fund to Bank evidencing a Collateral Value of Pledged Securities of at least the amount of the Loan requested. Upon receipt of such a completed form by Bank no later than 4:00 p.m., Bank shall promptly determine whether the amount of the Loan requested is available in accordance with the maximum available amount set forth in Section 2.1(a). If such amount is so available and Bank makes the Loan pursuant to its discretion under Section 2.1 hereof, Bank shall then credit the appropriate Fund Deposit Account, notify the Custodian the Loan has been made and confirm to the Authorized Representative the making and the amount of the Loan and the interest rate that will apply to such Loan no later than 5:00 p.m. All times set forth in this subsection (a) shall be local Cincinnati time. Bank and Borrower agree that written notices under this subsection (a) may be given by facsimile.

        (b) After the end of each calendar month, Bank will render to Borrower a statement of Borrower's loan account with Bank hereunder, which statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower unless Borrower notifies Bank in writing of any discrepancy within thirty (30) Business Days from the mailing of such statement. Such monthly statement shall reflect all borrowings incurred by Borrower on behalf of each Fund under the Facility during the calendar month to which such statement relates and the interest rates charged therefore.

     2.7.  Use of Proceeds.  The proceeds of the Loans will be used only for a
           ---------------
Fund's daily cash needs as a temporary measure for extraordinary or emergency purposes, or for the clearance of transactions, including without limitation the payment of redemptions occurring after such Fund's cash funds have already been committed to overnight investments and which might otherwise require the untimely disposition of the Fund's portfolio securities. Upon disbursement of a Loan in accordance with Section 2.1(b), an Authorized Representative of such Fund may authorize the Custodian, by telephone or otherwise, to apply all or any portion of such Loan proceeds to the uses specified in this Section 2.7.

Section 3.  Representations and Warranties.
            ------------------------------

     Borrower hereby warrants and represents to Bank the following:

     3.1.  Organization and Qualification.  Borrower is duly organized, validly
           ------------------------------
existing and in good standing under the laws of the State of Maryland has the power and authority to carry on its business and to enter into and perform this Agreement, the Notes, the Pledge Agreements and the Authorization Letter and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information set forth in Exhibit
3.1 hereto, the Certificate of Borrower, and in all attachments thereto, is true and correct.

     3.2.  Due Authorization.  The execution, delivery and performance by
           -----------------
Borrower of this Agreement, the Notes, the Pledge Agreements and the Authorization Letter have been duly authorized and approved by all necessary action, and will not contravene any law or any governmental rule or order binding on Borrower, or the Articles of Incorporation or Bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien to Bank granted herein. Borrower has duly executed and delivered this Agreement, the Notes, the Pledge Agreements and the Authorization Letter and they are valid and binding obligations of Borrower enforceable according to their terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any government body is needed in connection with this transaction.

     3.3.  Litigation.  There are no material suits or proceedings pending or
           ----------
threatened against or affecting Borrower, and no proceedings before any governmental body pending or threatened against Borrower. For purposes of this
Section 3.3, a suit or proceeding shall be deemed material if the amount of damages claimed or sought by a third party against Borrower exceeds $250,000.

     3.4.  Margin Stock.  The making of the Loans and the performance of the
           ------------
Loan Documents will not violate Regulations U and X of the Board of Governors of the Federal Reserve System. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

     3.5.  Laws and Taxes.  Borrower has all approvals, authorizations and other
           --------------
rights under the Investment Company Act of 1940 necessary to conduct its business as currently conducted. To the best of Borrower's knowledge, (a) Borrower is in material compliance with all laws applicable to it, (b) has filed all required tax returns, (c) has paid all taxes shown to be due and payable on those returns, and (d) no taxing authority has asserted or assessed any additional tax liabilities against Borrower.

     3.6.  Financial Condition.  All financial statements and information
           -------------------
relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied. To the best of Borrower's knowledge, (a) Borrower does not have any material obligations or liabilities of any kind not disclosed in that financial information, and (b) there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

     3.7.  Representations in Exhibit 3.7.  The representations and warranties
           ------------------------------
set forth in Exhibit 3.7, the Specific Representations Exhibit, are true and correct. Except as otherwise permitted hereunder, neither Borrower nor any Fund shall change its name, the state of its formation, or transfer its executive offices to any location other than as specified in that Exhibit.

     3.8.  Board and Shareholder Action.  The Board of Directors of the Borrower
           ----------------------------
has adopted all resolutions necessary to authorize the Borrower to enter into the Loan Documents and to carry out the transactions contemplated thereby. No action on the part of the Borrower's shareholders is required in connection therewith.

     3.9.  Millennium Compliance.
           ---------------------

        (a) Borrower shall be "Millennium Compliant." As set forth herein, Millennium Compliant means that software, hardware, embedded microchips and other processing capabilities utilized by, and material to, the business operations ("Systems") of Borrower function accurately and consistently accept date input, provide date output and perform calculations on dates before, during and after January 1, 2000 without interruption and without any change in operations associated with the advent of the year 2000.

        (b) Upon request by Bank, Borrower shall provide to Bank its plan to become Millennium Compliant and status reports on the implementation of the same, or such other information which is sufficient to demonstrate that Borrower will be Millennium Compliant.

Section 4.  Financial Statements and Information.
            ------------------------------------

     4.1.  Financial Statements.  So long as any Obligations to Bank are
           --------------------
outstanding, Borrower shall maintain a standard and modern system for accounting in accordance with generally accepted principles of accounting and shall furnish to Bank:

        (a) Within ten Business Days after they are filed by Borrower with the Securities and Exchange Commission, copies of all prospectuses, statements of additional information, annual reports, financial information, proxy materials and other Securities and Exchange Commission filings as reasonably requested by Bank from time to time; and

        (b) copies of all financial information and other reports and documents distributed by Borrower to the holders of Borrower's securities.

Section 5.  Covenants.
            ---------

     Borrower hereby covenants to Bank the following:

     5.1.  Existence; Merger.  Borrower and each Fund will maintain its
           -----------------
existence and will not change its name, capital structure or state of formation nor merge or consolidate with any corporation or other entity except upon the prior written consent of Bank.

     5.2.  Pledge or Encumbrance of Assets.  Borrower will not create, incur,
           -------------------------------
assume or permit to continue in existence any Lien on any property or asset now owned or hereafter acquired by Borrower, except for Liens to Bank and Liens of governmental entities which secure amounts not at the time due and payable and which are imposed by law without the consent of Borrower and except as permitted by the Borrower's Articles of Incorporation. Borrower shall not amend its Articles of Incorporation to revise the permitted borrowings or authorized pledge provisions contained therein with respect to any Fund, except upon the prior written consent of Bank.

     5.3.  Business.  Borrower will engage primarily in business of the same
           --------
general character as that now conducted.

     5.4.  Compliance with Law.  Borrower will comply with all federal, state
           -------------------
and local laws, regulations and orders applicable to Borrower or its assets, in all respects material to Borrower's business, assets or prospects, including without limitation the Investment Company Act of 1940 and all applicable blue sky laws.

     5.5.  Representations.  Borrower covenants that the representations set
           ---------------
forth in this Agreement will continue to be correct so long as this Agreement is in effect. Borrower will, within three business days of its knowledge thereof, give written notice to Bank of the existence of any event which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

Section 6.  Conditions Precedent.
            ---------------------

     6.1.  Conditions to Initial Loan.  Bank shall not make any Loan until
           ---------------------------
Borrower has delivered to Bank, in addition to this Agreement and the Notes, the following in form and substance satisfactory to Bank:

        (a) the Pledge Agreements;

        (b) a favorable opinion of counsel to Borrower satisfactory to Bank;

        (c) all appropriate financing statements (Form UCC-1);

        (d) a Certificate of Borrower in the form of Exhibit 3.1, and all attachments thereto;

        (e) as Bank may require, UCC searches, tax lien and litigation searches, insurance certificates, notices, filings, acknowledgments or other documents or control agreements to reflect, perfect, or protect the priority of Bank's priority Lien in the collateral pledged to Bank pursuant to the Pledge Agreements and to fully consummate this transaction;

        (f) payment by Borrower of all fees and expenses of Bank, including without limitation, counsel fees incurred by Bank in connection with the preparation, negotiation, administration and enforcement of this Agreement, and all recording fees and taxes, if any;

        (g) as Bank may require, all documentation needed to establish a demand deposit account with Bank for each Fund if necessary for administrative and operational purposes, which account shall be used to receive proceeds of Loans made hereunder to each respective Fund;

        (h) the Authorization Letter; and

        (i) such additional information and materials as Bank may reasonably request.

     6.2.  Conditions to Each Loan.  Bank shall not make any Loan:
           ------------------------

        (a) if there has occurred, and has not been waived, any Default or Event of Default; or

        (b) if Borrower, its Investment Adviser or other Authorized Representative has not delivered to Bank a Report of Pledged Securities on behalf of the Fund requesting such borrowing, executed by an Authorized Representative of such Fund; it being agreed that this Section 6.2(b) shall be deemed satisfied upon Bank's receipt of a facsimile copy of such executed Report of Pledged Securities.

Section 7.  Events of Default and Remedies.
            -------------------------------

     7.1.  Events of Default.  Any of the following events shall be an Event of
           ------------------
Default:

        (a) any representation or warranty made by Borrower herein, or in any other Loan Document or any document furnished to Bank by Borrower under this Agreement, is incorrect when made or when reaffirmed; or

        (b) Borrower defaults in the payment of any principal or interest on any Obligation when due and payable, by acceleration or otherwise; or

        (c) Borrower fails to deliver to Bank the original executed Report of Pledged Securities by 2:00 p.m. local Cincinnati time on the first Business Day following the making of a Loan; or

        (d) Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed by Borrower pursuant to the terms hereof; or

        (e) an Insolvency Event occurs with respect to Borrower; or

        (f) any of the following occurs: there is a material impairment of the value or priority of Bank's Lien in collateral pledged to Bank under a Pledge Agreement and as identified in any Report of Pledged Securities, provided, however, that no such decline in value shall be an Event of Default so long as
(i) the collateral pledged to Bank by Borrower (including additional Securities pledged by Pledgor within two Business Days after request by Pledgee) has a market value at least equal to the greater of (x) the amount of all outstanding Loans hereunder or (y) 95% of the market value of the collateral as of the date first pledged to Bank in connection with the then outstanding Loans, and (ii) the Bank has a first priority Lien in all such collateral; a notice of lien, levy or assessment is filed against Borrower or an asset of Borrower by any government authority; or a judgment or other claim becomes a Lien on any collateral pledged to Bank under a Pledge Agreement and identified in any Report of Pledged Securities; or any other asset of Borrower of material value is seized, attached, or otherwise levied upon by a judicial officer; or

        (g) any event occurs which might, in Bank's reasonable opinion, have a material adverse effect on the collateral pledged to Bank under the Pledge Agreements and as identified in the Reports of Pledged Securities or on Borrower's financial condition, operations or prospects; or

        (h) the Custody Agreement is terminated except upon the simultaneous execution by Bank and Borrower of a substantially identical custody agreement in replacement thereof; or

        (i) an Event of Default occurs under any Loan Document.

        (j) (i) failure of Borrower to be Millennium Compliant (pending full implementation of Borrower's plan to become Millennium Compliant, Borrower will not be considered in default under this sub-paragraph until such time as any of its Systems begins to malfunction as a result of the coming or arrival of the year 2000), or (ii) if Bank determines, in its sole discretion, that Borrower's plan to become Millennium Compliant and/or the implementation thereof are insufficient to ensure that the Borrower will be Millennium Compliant.

     7.2.  Remedies.  If any Event of Default shall occur and be continuing:
           ---------

        (a) Bank may cease advancing money hereunder, and/or declare all Obligations to be due and payable immediately (and, upon the occurrence of an Event of Default based on an Insolvency Event, all Obligations shall become automatically due and payable without a declaration by Bank), whereupon they shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

        (b) Bank may set off against the Obligations owed by a Fund, (i) all collateral pledged to Bank under the Pledge Agreements of that Fund and as identified in the Reports of Pledged Securities of such Fund and (ii) all cash in the Trust Custody Account of that Fund from time to time following the Event of Default.

        (c) Bank may resort to the rights and remedies of a secured party under the Uniform Commercial Code.

        (d) Bank may in its sole discretion pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its Lien, and pay all expenses incurred in connection therewith.

        Notwithstanding anything herein to the contrary, no provision of this Agreement or of any other Loan Document shall be construed to give or vest in Bank any right of set off against, or any rights to any other assets, property or securities of any Fund in or under the Bank's control or custody, other than the cash in the Fund's Trust Custody Account as specified in Section 7.2(b) and the collateral specifically pledged by Borrower on behalf of the Fund under that particular Fund's Pledge Agreement and as identified in that particular Fund's Report of Pledged Securities to the payment of the amounts due hereunder and under the Note. Moreover, no provision of this Agreement or of any other Loan Document shall be construed as granting the Bank a security interest in any collateral for the purpose of paying any attorney's fees constituting any portion of the Obligations or which may be otherwise due under any such agreement.

     7.3.  Cumulative Remedies.  No remedy set forth herein is exclusive of any
           --------------------
other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or any other agreement or now or hereafter existing at law or in equity or by statute. Bank may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election.

Section 8.  Miscellaneous Provisions.
            -------------------------

     8.1.  Delays and Waiver.  No delay or omission to exercise any right shall
           ------------------
impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

     8.2.  Waiver by Borrower.  Borrower waives notice of non-payment, demand,
           -------------------
presentment or protest; consents to any renewals or extensions of time of payment with respect to the Notes and any amount due thereunder; and generally waives any and all suretyship defenses and defenses in the nature thereof.

     8.3.  Complete Agreement.  This Agreement and the Exhibits are the complete
           -------------------
agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing which explicitly states that it amends this Agreement, and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

     8.4.  Severability.  If any part of this Agreement or the application
           -------------
thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

     8.5.  Binding Effect.  This Agreement shall be binding upon and inure to
           ---------------
the benefit of the respective legal representatives, successors and permitted assigns of the parties hereto; however, neither Borrower nor Bank may assign any of its respective rights or delegate any of its respective obligations hereunder without the prior written consent of the other.

     8.6.  Notices.  Any notices under or pursuant to this Agreement shall be
           --------
deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when sent by electronic mail, or when sent by facsimile transmission, addressed as follows:

 To Borrower:   M.S.D.&T. Funds, Inc.
                c/o Mercantile Safe Deposit and Trust Company
                Two Hopkins Plaza
                Baltimore, Maryland 21203
                Attention:  Charles Merrick
                Facsimile Number: (410) 237-5690
                Electronic Mail: cmerrick@merctrust.com

     To Bank:   Fifth Third Bank
                38 Fountain Square Plaza
                Cincinnati, Ohio 45263
                Attention:  Commercial Loan Department
                Facsimile Number: (513)579-5226
                Electronic Mail:  Lisa.Goldthwait@53.com or
                                  LISAB1027@AOL.com

with a copy to: Fifth Third Bank
                38 Fountain Square Plaza
                Cincinnati, Ohio  45263
                Attention:  Mutual Fund Services Department
                Facsimile Number: (513) 579-5444

     and when confirmed by subsequent telephone conversation. Either party may change such address by sending notice of the change to the other party.

          8.7.  Governing Law; Jurisdiction.  All acts and transactions
                ----------------------------
hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    8.8.  Confession of Judgment.
          -----------------------

          (a) Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligation its attorneys' fees.

          (b) Bank shall notify Borrower in writing within one Business Day of the entry of a judgment pursuant to Section 8.8(a) hereof. Bank may not act upon or enforce any judgment obtained pursuant to confession under Section 8.8(a) hereof until seven days after such notice to Borrower.

          8.9.  Separate Liability of Funds.  All obligations of the Borrower
                ---------------------------
under this Agreement, the Pledge Agreements and the Notes shall apply only on a Fund-by-Fund basis, and no Fund shall be liable for the obligations of another Fund. Without limiting the generality of the foregoing, any amount owed by the Borrower to the Bank under this Agreement, the Pledge Agreements or the Notes as a result of a borrowing hereunder or thereunder shall be secured only by and paid only out of the assets and property of the particular Fund for which such borrowing is made.

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

     WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


M.S.D.&T. FUNDS, INC.                       FIFTH THIRD BANK

By:/s/ Leslie B. Disharoon                  By:/s/ Anthony M. Buehler
   ------------------------------------        ----------------------
   Name:  Leslie B. Disharoon                  Name:  Anthony M. Buehler
   Title:    President                         Title:  Assistant Vice President

STATE OF MARYLAND   )
                    )  ss:
CITY OF BALTIMORE   )

     BEFORE ME, a Notary Public, in and for said State, personally appeared LESLIE B. DISHAROON, the President of M.S.D.&T. Funds, Inc., a Maryland corporation, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said business trust.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 19th day of April, 1999.


                         /s/ Linda A. Meck
                         -----------------
                         Notary Public
                         Linda A. Meck
                         My commission expires September 1, 2000



STATE OF OHIO       )
                    )  ss:
COUNTY OF HAMILTON  )

     BEFORE ME, a Notary Public, in and for said State, personally appeared ANTHONY M. BUEHLER, the Assistant Vice President of Fifth Third Bank, a corporation, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 28th day of April, 1999.


                         /s/Megan S. Heisel
                         ------------------
                         Notary Public
                         Megan S. Heisel
                         Notary Public, State of Ohio
                         My commission expires February 19, 2002

                                  EXHIBIT 1.1
                                  -----------

                             FUND BORROWING LIMITS


     No Fund may borrow money or, with respect to the Non-Money Market Funds, issue senior securities, except that each Fund may borrow from banks and enter into reverse repurchase agreements for temporary purposes and then in amounts not in excess of 10% of the value of its total assets at the time of such borrowing; or pledge any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of its total assets at the time of such borrowing. A Fund (other than the Tax-Exempt Money Market Funds) will not purchase portfolio securities while borrowings (including reverse repurchase agreements and borrowings from banks) in excess of 5% of such Fund's total assets are outstanding. The Tax-Exempt Money Market Funds will not purchase portfolio securities while any borrowings (including reverse repurchase agreements and borrowings from banks) are outstanding. Securities held by a Non-Money Market Fund in escrow or separate accounts in connection with the Fund's investment practices are not deemed to be pledged for purposes of this limitation.

                                  EXHIBIT 2.1
                                  -----------

                       LIST OF AUTHORIZED REPRESENTATIVES


     In accordance with Section 2.1(b) of that certain Revolving Credit Agreement dated April __, 1999 between M.S.D.&T. Funds, Inc. (the "Borrower") and Fifth Third Bank (the "Bank"), Borrower hereby authorizes Bank to act upon the telephonic and/or written instructions of the following authorized representatives of Borrower:


Investment Adviser: Cornelia McKenna, (410) 209-4528, cmckenna@merctrust.com
                    Linda Durkin      (410) 209-4529, ldurkin@merctrust.com
                    Joseph DiDomenico (410) 209-4510, jdidomenico@merctrust.com

                    M.S.D.&T. Funds Administration
                    20 South Charles Street, 5th Floor
                    Baltimore, MD 21201
                    Facsimile: (410) 209-4593


                              M.S.D.&T. FUNDS, INC.

Date: April __,1999           By:  _______________________________________
                                   Name: Leslie B. Disharoon
                                   Title: President

                           [Borrower to execute one note on behalf of each fund]


                                  EXHIBIT 2.2
                                  -----------

                                 REVOLVING NOTE

                                 [Name of Fund]

     Cincinnati, Ohio
$25,000,000         April __, 1999


     M.S.D.&T. FUNDS, INC., a Maryland corporation (the "Borrower"), for value received, hereby promises to pay to the order of THE FIFTH THIRD BANK (the "Bank") at its offices, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of $25,000,000 or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Revolving Credit Agreement of even date herewith by and between Borrower and Bank, as same may be amended from time to time (the "Agreement").

     Borrower covenants that the funds borrowed by it from Bank as reflected on this Note shall be used solely on behalf of [Name of Fund]. Borrower further acknowledges that only securities held by Borrower for [Name of Fund] are or will be pledged by Borrower to Bank to secure such borrowing.

     The principal balance hereof outstanding from time to time shall bear interest at the Overnight Funds Rate (as defined below) of Bank in effect from time to time. Interest on each Loan will accrue daily, will be calculated based on a 360-day year and charged for the actual number of days elapsed. All outstanding principal and interest will be payable at 2:00 p.m. local Cincinnati time of the first Business Day following the making of any Loan hereunder.
After the occurrence of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), at a rate per annum equal to two percent (2%) above the Prime Rate, until paid, and whether before or after the entry of judgment hereon.

     Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Bank on such day on such transactions as determined by the Bank.

     The Prime Rate means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio, whether or not Bank shall at times lend to borrowers at lower rates of interest, or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

     The principal amount of each loan made by Bank and the amount of each prepayment made by Borrower shall be recorded by Bank on the schedule attached hereto or in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry shall not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

     This Note is the Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. The principal of this
Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

     In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank shall refund to Borrower such excess.

     Borrower and all endorsers, sureties, guarantors and other persons liable on this Note, if any, hereby waive notice of non-payment, demand, presentment or protest in connection with the delivery, performance and enforcement of this Note; consent to one or more renewals or extensions of this Note; and generally waive any and all suretyship defenses and defenses in the nature thereof.

     This Note may not be changed orally, but only by an instrument in writing.

     This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

     Each and every obligor hereunder authorizes any attorney of record to appear for them in any court of record in the state of Ohio, after this Note becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against them in favor of the holder of this Note, for the principal amount of this Note plus interest at the Note rate, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If this Note is referred to any attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to Holder its attorneys' fees.

     Bank shall notify Borrower in writing within one Business Day of the entry of a judgment pursuant to the immediately preceding paragraph. Bank may not act upon or enforce any judgment obtained pursuant to a confession under the immediately preceding paragraph until seven days after such notice to Borrower.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                M.S.D.&T. FUNDS, INC.
                                [Name of Fund]

ATTEST:

____________________________    By: ____________________________________
                                    Name:
                                    Title:

STATE OF _____________   )
                         )  ss:
COUNTY OF ____________   )

     BEFORE ME, a Notary Public, in and for said State, personally appeared _______________, the ___________________ of M.S.D.&T. Funds, Inc., a Maryland
corporation, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this _____ day of __________ , 1999.


                                _________________________________
                                  Notary Public

                        LOANS AND PAYMENTS OF PRINCIPAL
                        -------------------------------

                                                                                Unpaid
                                  AMOUNT OF             PRINCIPAL             PRINCIPAL
           DATE                      Loan                  Paid                Balance
---------------------------  --------------------  --------------------  --------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------

                                  EXHIBIT 3.1
                                  -----------

                             M.S.D.&T. FUNDS, INC.

                            CERTIFICATE OF BORROWER

                          re:  $ 25,000,000 Financing
                             From Fifth Third Bank

          The undersigned does hereby certify that he is the duly elected,

     qualified and acting Secretary of M.S.D.&T. Funds, Inc., a Maryland corporation (the "Borrower"), and the undersigned does hereby further certify as follows:

          1. Attached hereto, marked Attachment A, is a true and correct copy of the current Articles of Incorporation, as in effect on the date hereof certified by the Secretary of State of Maryland.

          2. Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of Borrower, as in effect on the date hereof.

          3. The following persons are the duly elected officers of Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his true and customary signature opposite his name:

     Name                        Title     Signature

     Leslie B. Disharoon       Chairman &  ________
                               President

     W. Bruce McConnel, III    Secretary   ________

     Decatur H. Miller         Treasurer   ________

          4. Each officer whose personal signature appears above has been duly authorized by resolution of the board of Directors of Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

          5. Borrower is in good standing in the state of its formation. Attached hereto, marked Attachment C, is a long-form certificate of good standing issued within the past 30 days by the State of Maryland.

          IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this _____ day of April, 1999.



                    _________________________________
                    W. Bruce McConnel, III, Secretary


          The undersigned does hereby certify that he is the President of Borrower, and does further certify that W. Bruce McConnel, III, is the Secretary of Borrower, and that his signature set forth above is his true and customary signature.



                    _________________________________
                    Leslie B. Disharoon, President

                                  EXHIBIT 3.7
                                  -----------

                            Specific Representations
                            ------------------------

     1.  The exact legal name of Borrower is:  M.S.D.&T. Funds, Inc.

     2. If Borrower has changed its name since it was established, its past legal names were: N/A.
                        -----

     3.  Borrower uses in its business and owns the following trade names:  N/A.
                                                                            ----

     4. Borrower was formed on March 7, 1989, under the laws of the State of Maryland and is in good standing under those laws.

     5. Borrower has its chief executive office and principal place of business at Two Hopkins Plaza, Baltimore, Maryland 21201. Borrower maintains all of its records with respect to its Accounts at the addresses listed on Annex I hereto.

     6.  Borrower also has places of business at:  N/A.
                                                   ----

     7. No securities owned by Borrower are located at any other place, nor were they located at any other place within the past four months, except as held by Fifth Third Bank, as custodian, and by the agents and sub-custodians of Fifth Third Bank, except that securities owned by Borrower's International Equity Fund are held by State Street Bank and Trust Company, as custodian for such fund, or by the agents and sub-custodians of State Street Bank and Trust Company.

     8. In the past five years Borrower has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except as noted in Annex II hereto.

     9. The various Funds operated by Borrower are: International Equity Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Diversified Real Estate Fund, Prime Money Market Fund, Government Money Market Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Tax-Exempt Money Market Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund and National Tax-Exempt Bond Fund.

     10. If the name of any Fund has been changed since it was formed, its past names are: Growth & Income Fund was formerly know as the Value Equity Fund and Limited Maturity Bond Fund was formerly known as the Intermediate Fixed Income Fund.

                                    ANNEX I

                                TO EXHIBIT 3.7
                                --------------

     Location of Borrower's Accounts and Records.
     -------------------------------------------

     All accounts, books, and other documents required to be maintained by
     Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

       Mercantile-Safe Deposit and Trust Company
       Two Hopkins Plaza
       Baltimore, MD 21201
       (records relating to its function as investment adviser)

       Mercantile-Safe Deposit and Trust Company
       M.S.D. & T. Funds Administration
       20 South Charles Street, 5th Floor
       Baltimore, MD 21201
       (records relating to its function as administrator)

       BlackRock International Ltd.
       345 Park Avenue
       New York, NY 10137

                                        and

       7 Castle Street
       Edinburgh, Scotland EH3 3AM
       (records relating to its function as sub-adviser to Registrant's International Equity Fund)

       Fifth Third Bank
       Fifth Third Center
       Cincinnati, O H 45263
       (records relating to its function as custodian)

       State Street Bank and Trust Company
       1776 Heritage Drive
       North Quincy, MA 02171
       (records relating to its functions as transfer agent and dividend disbursing agent)

       BISYS Fund Services Ohio, Inc.
       3435 Stelzer Road
       Columbus, OH 43219-3035
       (records relating to its function as fund accounting agent)

       State Street Bank and Trust Company
       One Heritage Drive, P4N
       North Quincy, MA 02171
       (records relating to its function as custodian with respect to the International Equity Fund)

       BISYS Fund Services Limited Partnership
       3435 Stelzer Road
       Columbus, OH 43219-3035
       (records relating to its function as distributor)

       Drinker Biddle & Reath LLP
       Philadelphia National Bank Building
       1345 Chestnut Street, Suite 1100
       Philadelphia, PA 19107-3496
       (Borrower's Articles of Incorporation, Bylaws and minute books)

                                   ANNEX II

                                TO EXHIBIT 3.7
                                --------------

          Prior to approximately September 1995, the records maintained by BISYS Fund Services Ohio, Inc. relating to its function as fund accounting agent and by BISYS Fund Services Limited Partnership relating to its function as distributor were located at 1900 East Dublin-Granville Road, Columbus, Ohio 43229.

          Prior to March 19, 1996, Dunedin Fund Managers Ltd. served as sub-adviser to the International Equity Fund and maintained the records relating to such function at Dunedin House, 25 Ravelston Terrace, Edinburgh, Scotland EH4 3EX.

          Prior to approximately January 1998, the records currently maintained by BlackRock International, Ltd. at its New York address relating to its function as sub-adviser to the International Equity Fund were located at 125 South Wacker Drive, Suite 300, Chicago, Illinois 60606.

          Prior to December 21, 1998, the records maintained by Mercantile-Safe Deposit and Trust Company relating to its function as administrator were located at Two Hopkins Plaza, Baltimore, Maryland 21201.

                                   APPENDIX A
                         TO REVOLVING CREDIT AGREEMENT

                         PLEDGE AND SECURITY AGREEMENT

                                [Name of Fund]


     THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated as of April __, 1999 between M.S.D. & T. FUNDS, INC., a Maryland corporation (the "Pledgor") and FIFTH THIRD BANK, an Ohio banking corporation ("Pledgee").

                              W I T N E S S E T H:

     WHEREAS, Pledgor and Pledgee have previously entered into a Custody Agreement dated May 28, 1993 , as may be amended from time to time hereafter ("the Custody Agreement") pursuant to which Pledgee holds securities as custodian for Pledgor on behalf of the [Name of Fund], all as more fully set forth in the Custody Agreement; and

     WHEREAS, contemporaneously with the execution of this agreement, on behalf of [Name of Fund] Pledgor is issuing to Pledgee a promissory note in the principal amount of $25,000,000 (the "Note") in connection with the execution on the date hereof by Pledgor on behalf of the Fund and Pledgee of that certain Revolving Credit Agreement (the "Loan Agreement"); and

     WHEREAS, Pledgee is unwilling to execute the Loan Agreement until this Agreement is executed and delivered by Pledgor whereby Pledgor is agreeing to pledge certain securities owned by the [Name of Fund] to secure borrowings incurred by Pledgor on behalf of [Name of Fund] under the Loan Agreement and as reflected on the Note.

     NOW, THEREFORE, in consideration of the premises and to induce Pledgee to agree to execute the Loan Agreement, it is agreed as follows:

     1.   Secured Obligations.  "Obligation(s)" means all loans, advances,
          -------------------
indebtedness and other obligations of Pledgor owed to Pledgee under the Loan Agreement, as the same may be amended from time to time hereafter, of every description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, secured or unsecured, and all expenses and attorney's fees incurred by Pledgee under this Agreement or any other document or instrument related thereto; but the term does not include any liability or other obligation incurred by Pledgor under the Loan Agreement on behalf of any portfolio of Borrower other than [Name of Fund].

     2.   Pledge.  The Pledgor pledges, mortgages, assigns, transfers, delivers,
          ------
deposits, sets over and confirms as a first priority pledge to the Pledgee and its successors and assigns, with full power and discretion as hereinafter provided, the Securities (as defined below) now or at any time held or controlled by Pledgee pursuant to the Custody Agreement or by any third party, whether or not acting on behalf of the Pledgee, as collateral security for payment and performance by the Pledgor of the Obligations.

     The Pledgor acknowledges and agrees that so long as this Agreement is in effect, the Pledgee is holding physical possession and/or control of the Securities for the purpose of perfecting its security interest in the Securities, as well as for the purposes set forth in the Custody Agreement.

     "Securities" shall include, without limitation, whether certificated or uncertificated, those common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, banker's acceptances, mortgage backed securities, U.S. Treasury Securities, money market instruments or other obligations, repurchase agreements and the underlying collateral, certificates, receipts, warrants, securities entitlements, securities accounts or other investment property, instruments or documents, all as owned by the Pledgor and as identified on the Report of Pledged Securities (as defined in the Loan Agreement and in the form attached as Appendix B thereto) and incorporated herein by reference (which Report of Pledged Securities shall be amended from time to time and such amendments are incorporated herein by reference), and all additions to the securities identified on the Report of Pledged Securities. Securities shall also include any rights or other interests therein to receive, purchase or subscribe for any of the foregoing and all investments and rights therein. The collateral value of the Securities shall be calculated in accordance with the procedures set forth in the Report of Pledged Securities on the date the Loan is made and the Securities shall be selected in accordance with the priorities listed on the Report of Pledged Securities.

     3.   Representations and Warranties.  The Pledgor represents and warrants
          -------------------------------
to the Pledgee that:

          (a) As of the date of each Loan, the Pledgor will be the sole beneficial owner of the Securities free and clear of any security interest, pledge, or other lien or encumbrance (collectively, "Lien") thereon or affecting the title thereto, except for Liens to Pledgee and Liens of governmental entities which secure amounts not at the time due and payable and which are imposed by law without the consent of Pledgor;

          (b) Pledgor has the right and requisite authority to pledge, mortgage, assign, transfer, deliver, deposit, set over, grant a security interest in and confirm the Securities to the Pledgee as provided herein;

          (c) Pledgor has obtained all permits, consents, approvals, authorizations or other orders of any person, corporation, partnership, trust, governmental entity, or other entity required for the execution and delivery of this Agreement or the delivery of the Securities to the Pledgee as provided herein; and

          (d) Pledgor has good and marketable title to the Securities, and the Liens granted to the Pledgee pursuant to this Agreement are fully perfected first priority Liens in and to the Securities assuming that the Pledgee has physical possession and/or control of the Securities as set forth in Section 2 and that Pledgee makes and continues such UCC-1 financing statement filings as are necessary to perfect Pledgee's security interest in the Securities.

     The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement and shall be deemed to have been made anew upon the making of each Loan pursuant to the Loan Agreement as of the date of the making of such Loan.

     4.   Covenants.  The Pledgor covenants and agrees that until payment in
          ----------
full of all the Obligations:

          (a) Without the prior written consent of the Pledgee, it will not mortgage, pledge or otherwise encumber any of Pledgor's rights in or to the Securities or any unpaid dividends or other distributions or payments with respect thereto, or grant a Lien in any of the above; and

          (b) The Pledgor, at Pledgor's expense, will obtain, execute, acknowledge and deliver all such instruments and take all such action necessary (or as the Pledgee from time to time may request) in order to ensure the Pledgee shall have and retain the benefits of the first priority Lien in the Securities intended to be created by this Agreement, including without limitation the delivery of all notices and the procurement of all acknowledgments and/or control agreements required by Article 8 and/or Article 9 of the Uniform Commercial Code, as adopted by the applicable jurisdiction and as amended from time to time.

     5.   Control of Securities.  (a)  Except as provided in this Agreement, the
          ---------------------
Pledgor shall have the rights provided to it in the Custody Agreement. The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Securities for all purposes not inconsistent with the provisions of this Agreement or the Custody Agreement. Notwithstanding anything else set forth in this Agreement, in the event of a conflict between this Agreement and the Custody Agreement, the provisions of this Agreement shall control.

          (b) The Pledgee (itself or through an agent) is hereby authorized and empowered, at its election, to transfer and register in its name or in the name of its nominee the whole or any part of the Securities to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales, but without any previous notice or advertisement, the whole or any part of the Securities and to otherwise act with respect to the Securities as though the Pledgee was the outright owner thereof. In the event that the value of the Securities pledged by Pledgor is insufficient to pay the outstanding Obligations in full, Pledgee may execute in Pledgor's name a Report of Pledged Securities granting to Pledgee a security interest in additional securities owned by Pledgor in an amount equal to the unpaid balance of the Obligations. If the Pledgee should so execute a Report of Pledged Securities in Pledgor's name, the Pledgee shall promptly send a copy of such Report of Pledged Securities to the Pledgor by facsimile transmission at the number specified pursuant to Section 11 of this Agreement. In the event that the Pledgor has pledged any of the Securities identified on such Report of Pledged Securities to any other party, the Pledgor shall promptly notify the Pledgee in writing and Pledgee may substitute other securities of the Pledgor in place thereof. The Pledgor hereby irrevocably constitutes and appoints the Pledgee as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, the Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so for any delay in doing so. Except as provided in the Authorization Letter (as defined in the Loan Agreement), the Pledgee hereby agrees that it shall not exercise any of the powers granted in this Section 5(b) unless an Event of Default (as defined in Section 6) has occurred.

          (c) All dividends and other distributions in respect of any of the Securities, whenever paid or made, shall be delivered to the Pledgee as contemplated by the Custody Agreement and held by the Pledgee subject to the Lien created by this Agreement.

     6.   Events of Default.  The following shall each constitute an "Event of
          ------------------
Default" under this Agreement:

          (a) The occurrence of an Event of Default under the terms of the Loan Agreement or the Note;

          (b) Failure by the Pledgor to observe and perform any covenant, condition, or agreement on the Pledgor's part to be observed or performed under this Agreement; or

          (c) Failure of any representation or warranty of the Pledgor contained in this Agreement to be true when given.

     7.   Remedies.  (a)  If an Event of Default shall occur and be continuing,
          ---------
then or at any time thereafter, and in addition to the rights and remedies of Pledgee pursuant to the terms and provisions of the Loan Agreement and the Note, the Pledgee (itself or through an agent) is hereby authorized and empowered at its election, to exercise the voting rights with respect to the Securities, to sell in one or more sales after seven days' notice (which notice the Pledgor agrees is commercially reasonable) but without any previous notice or advertisement, the whole or any part of the Securities. Any sale may be either for cash or upon credit or for future delivery at such price as the Pledgee may deem fair, and the Pledgee may be the purchaser of the whole or any part of the Securities so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Pledgee reserves the right to reject any and all bids at such sale which, in its sole discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Pledgee.

          (b) If, at the original time or times appointed for the sale of the whole or any part of the Securities, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Obligations, or if the Securities be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Pledgee, in its discretion, the unlikelihood of the proceeds of the sales of all of the Securities being sufficient to discharge all the Obligations, the Pledgee may, on one or more occasions, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after seven days' notice to the Pledgor.

          (c) In the event of any sale(s) hereunder the Pledgee shall, after deducting all costs or expenses of every kind (including, to the full extent permitted by law, attorney's fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sale(s) to the payment or reduction, either in whole or in part, of the Obligations returning the surplus, if any, to the Pledgor.

          (d) If, at any time when the Pledgee shall determine to exercise its right to sell the whole or any part of the Securities hereunder, such Securities or the part thereof to be sold shall not be effectively registered, for any reason whatsoever, under the Securities Act of 1933, as then in effect (or any similar statute then in effect) (the "Securities Act"), the Pledgee may, in its discretion (subject only to applicable requirements of law), sell such Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable, but subject to the other requirements of this Section 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Pledgee in its discretion (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Securities or part thereof could be or shall have been filed under said Securities Act (or similar statute), (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Securities or part thereof. In addition to a private sale as provided above in this Section 7, if any of the Securities shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 7, then the Pledgee shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any person permitted to bid or purchase at sale, (ii) as to the content of legends to be placed upon any certificates representing the Securities sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each person bidding or purchasing at such sale relating to that person's access to financial information about the Pledgor and such person's intentions as to the holding of the Securities so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Pledgee may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with laws affecting the enforcement of creditors' rights and the Securities Act and all applicable state or other jurisdictions' securities laws.

          (e) The Pledgor acknowledges that any sale under the circumstances described in this Section 7 shall be deemed to have been held in a manner which is commercially reasonable. In the event of any such sale under the circumstances described in this Section 7, the Pledgee shall incur no responsibility or liability for selling all or any part of the Securities at a price which the Pledgee may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sales were deferred until after registration as aforesaid.

          (f) The Pledgor agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Securities or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Pledgee of any one or more of such rights, powers or remedies. No failure or delay on the part of the Pledgee to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Pledgee with respect to any such remedies shall operate as a waiver hereof, or limit or impair the Pledgee's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgor in any respect.

     8.   Waiver.  (a)  Pledgor waives any right to require Pledgee to:  (a)
          -------
proceed against or exhaust any security held for the Obligations, or (b) pursue any other remedy in Pledgee's power whatsoever. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Obligations, and promptness in commencing suit against any party thereto or liable thereon, and in giving notice to or of making any claim or demand hereunder upon the Pledgor.

          (b) No delay on the Pledgee's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Pledgee with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Pledgee's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Pledgee's rights as against the Pledgor in any respect. No act or omission of any kind on Pledgee's part shall in any event affect or impair this Agreement.

     9.   Indemnification.  The Pledgor agrees to indemnify and hold the Pledgee
          ----------------
harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Pledgee, in good faith, under this Agreement and in respect of any transactions effected in connection with this Agreement, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Securities as provided herein. The obligations of the Pledgor under this Section shall survive the termination of this Agreement.

     10.  Miscellaneous.  (a)  The Pledgor agrees to promptly reimburse Pledgee
          --------------
for actual out- of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Pledgee in connection with the administration and enforcement of this Agreement and/or the Note and/or the Loan Agreement; provided, however, that this Section 10(a) shall not be construed as granting the Pledgee a security interest in any Securities for the purpose of paying such counsel fees.

          (b) This Agreement shall be binding upon the Pledgor and the Pledgor's assigns, and shall inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Pledgee and the Pledgor.

          (c) None of the Securities and none of the proceeds thereof shall be applied to the liability of any portfolio of the Borrower other than [Name of Fund].

     11.  Notices.  Any notices under or pursuant to this Agreement shall be
          --------
deemed duly sent when delivered by hand or when mailed by registered or certified mail, return receipt requested, or when sent by facsimile transmission, addressed as follows:

          (a)  If to Pledgee, at
               Fifth Third Bank
               38 Fountain Square Plaza
               Cincinnati, Ohio 45263
               Attention:  Commercial Loan Department
               Facsimile Number: (513) 579-5226

          (b)  If to Pledgor, at
               M.S.D. & T. Funds, Inc.
               c/o Mercantile - Safe Deposit and Trust Company
               Two Hopkins Plaza
               Baltimore, Maryland  21203
               Attention: Charles Merrick
               Facsimile Number: (410) 237-5690

Either party may change such address by sending notice of the change to the other party.

          12.  Counterparts.  This Agreement may be executed in any number of
               -------------
counterparts, which shall, collectively and separately, constitute one agreement.

          13.  Governing Law; Jurisdiction.  All acts and transactions hereunder
               ----------------------------
and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Ohio. Pledgor agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Pledgee initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to Pledgor at its address described in the Notices section of this Agreement. PLEDGEE AND PLEDGOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

WITNESSES:                      FIFTH THIRD BANK, Pledgee


____________________________    By: _____________________________
                                    Name:
____________________________        Title:

                                M.S.D. & T. FUNDS, INC., Pledgor
                                [Name of Fund]

____________________________    By: _____________________________
                                    Name:
____________________________        Title:

                                   APPENDIX B
                         TO REVOLVING CREDIT AGREEMENT

                          REPORT OF PLEDGED SECURITIES



Name of Borrower: M.S.D. & T. Funds, Inc.


Name of Fund: __________________________________________________


Amount of Borrowing: ___________________________________________


Date of Borrowing: _____________________________________________



     1. The above referenced Borrower hereby requests that Fifth Third Bank ("Bank") loan to Borrower for the benefit of the above referenced Fund on the date hereof the amount shown above pursuant to that certain Revolving Credit Agreement dated April __, 1999 between Borrower and Bank ("Loan Agreement"). In consideration of, and as a condition precedent to, the making of such loan as contemplated by the Loan Agreement, Borrower hereby pledges to Bank pursuant to that certain Pledge and Security Agreement dated April __, 1999 ("Pledge Agreement"), the Securities of the Fund (as defined in the Pledge Agreement) set forth on Schedule A hereto.

     2. In selecting the Securities to be pledged to the Bank, Borrower shall select Securities owned by the Fund in accordance with the priorities listed in this Paragraph 2 as shown below. Borrower shall pledge all Securities owned by the Fund within the first priority category before pledging any securities within the second priority category, and so forth, until sufficient Securities are pledged so that the aggregate Collateral Value (as defined below) of all Securities pledged by Borrower equals the amount of the loan requested herein. The Collateral Value shall equal the actual fair market value of the Securities as determined by the Borrower in good faith multiplied by the applicable Collateral Percentage as established in this Paragraph 2 as set forth below.

                  Types of        Collateral
Priority         Securities       Percentage
----------  --------------------  -----------

First       Cash Balances             100%

Second      U.S. Treasury              95%
            Securities

Third       U.S. Government            95%
            Agency Securities

Fourth      Equity Securities          75%

Fifth       Municipal Securities       75%

     3. For purposes of this Report of Pledged Securities, the following capitalized terms shall have the meanings set forth below.

          "Cash Balances" means the securities purchased by the Borrower upon the overnight investment of the Fund's cash balances on the date of this Report of Pledged Securities and as identified more particularly on Schedule A hereto.

          "U.S. Treasury Securities" means a direct obligation of the United States Treasury, including without limitation U.S. Treasury bills, notes and bonds, and as identified more particularly on Schedule A hereto.

          "U.S. Government Agency Securities" means notes, bonds, and discount notes issued or guaranteed by United States government agencies or instrumentalities and backed by the full faith and credit of the United States Treasury, including without limitation participation certificates of the Government National Mortgage Association and the Federal National Mortgage Association, and as identified more particularly on Schedule A hereto.

          "Equity Securities" means the capital stock of any corporation incorporated in the United States and as identified more particularly on Schedule A hereto.

          "Municipal Securities" means any tax-exempt security issued by a municipality or other political subdivision of any state, including without limitation industrial development bonds and industrial revenue bonds, and as identified more particularly on Schedule A hereto.

     4. All Securities pledged by Borrower to Bank shall (a) be owned by the Fund free and clear of all liens except as set forth in the Pledge Agreement,
(b) be held by the Bank as custodian on behalf of the Fund, and (c) have been acquired by the Fund in its ordinary course of business in accordance with its investment policies as set forth in its Statement of Additional Information.

     5. Notwithstanding the foregoing, the Bank may reject in writing any Securities identified by Borrower on Schedule A to be pledged to Bank if the Bank reasonably believes that such Securities do not have the values specified on Schedule A, do not meet the criteria set forth in Paragraph 4 or that the Bank will not have a valid first priority, perfected security interest therein. Upon such rejection, Borrower shall immediately pledge different Securities acceptable to Bank in replacement of the rejected Securities.

     IN WITNESS WHEREOF, on behalf of the Borrower, its two authorized representatives have set their hands this ________ day of ___________, ____.


                                    M.S.D. & T. FUNDS, INC.


                                    By:  ____________________________
                                         Name:
                                         Title:



                                    By:  ____________________________
                                         Name:
                                         Title:

                                  SCHEDULE A
                        TO REPORT OF PLEDGED SECURITIES

                     SECURITIES PLEDGED BY BORROWER TO BANK
                     --------------------------------------


                     Description   Actual Fair  Collateral  Collateral
Category             of Security  Market Value  Percentage    Value
--------             -----------  ------------  ----------  ----------

I.   Cash Balances

II.  U.S. Treasury
     Securities

III. U.S. Government
     Agency Securities

IV.  Equity Securities

V.   Municipal Securities

     TOTAL COLLATERAL VALUE                                 $
                                                            ===========

                                            M.S.D. & T. FUNDS, INC.


Date: _____________________                 By:   ____________________________
                                                  Name:
                                                  Title:



                                            By:   ____________________________
                                                  Name:
                                                  Title:

                                         Name of Fund:________________________

                                   APPENDIX C
                         TO REVOLVING CREDIT AGREEMENT

                              AUTHORIZATION LETTER



                                April  __, 1999


Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio  45263

Ladies and Gentlemen:

     This letter will serve as a notification that M.S.D. & T. Funds, Inc. and Mercantile-Safe Deposit and Trust Company have the power and authority to request and enter into borrowings on behalf of the Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Diversified Real Estate Fund, Prime Money Market Fund, Government Money Market Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Tax-Exempt Money Market Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund and National Tax-Exempt Bond Fund (the "Funds") pursuant to that certain Revolving Credit Agreement between M.S.D. & T. Funds, Inc. and Fifth Third Bank dated as of even date herewith ("Revolving Credit Agreement"). M.S.D. & T. Funds, Inc. is the Borrower referenced in the Revolving Credit Agreement. Mercantile-Safe Deposit and Trust Company is the Investment Adviser for the M.S.D. & T. Funds, Inc. (the "Investment Adviser").

     M.S.D & T Funds, Inc. and the Investment Adviser hereby expressly authorize Fifth Third Bank, through its Mutual Fund Services Department (the "Custodian") to: (a) act upon the written requests of the Authorized Representative(s) of any Fund in making Loans to such Fund as contemplated by the Revolving Credit Agreement, and (b) to immediately apply, without any further oral or written instruction, when available, the cash held by the Custodian on behalf of the Fund to the repayment of principal and interest of the amounts due by such Fund under the Revolving Credit Agreement. Upon such application, we understand that the Custodian shall promptly report by facsimile to the Fund and the Investment Adviser, the details of such repayment.

Fifth Third Bank
April __, 1999
Page 2

     M.S.D.&T. Funds, Inc. and the Investment Adviser hereby acknowledge and agree that certain securities of each Fund are to be pledged as security for any and all advances made to the Fund under the Revolving Credit Agreement pursuant to the terms of the Pledge and Security Agreement to be entered into between the Lender and the Borrower (the Pledge Agreement") and upon the delivery of a Report of Pledged Securities to the Lender.

     M.S.D.&T. Funds, Inc. and the Investment Adviser shall be at all times responsible for ensuring that the borrowings made by each Fund under the Revolving Credit Agreement do not violate The Investment Company Act of 1940 (the "1940 Act") or any of the rules and regulations thereunder. Each Fund shall from time to time promptly inform the Custodian of any applicable limitations, restrictions and/or prohibitions on borrowings by the Fund. However, we understand that the Custodian and Fifth Third Bank are responsible for meeting their obligations under Section 2.6 of the Revolving Credit Agreement.

     To the extent that the Custodian takes any actions contemplated by this Authorization Letter, the Custodian shall be held to the exercise of reasonable care and shall be without liability to any Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless arising from the gross negligence, bad faith or willful misconduct of the Custodian. The Custodian shall not be under any obligation at any time to ascertain whether any Fund is in compliance with the 1940 Act, the rules and regulations thereunder, any other laws, rules or regulations applicable to any Fund, the provisions of any Fund's charter documents or by-laws, or the Fund's investment objectives and policies as then in effect.

     Nothing contained in this Agreement shall be deemed to modify or amend the Custody Agreement in effect between the Custodian and M.S.D. & T. Funds, Inc. The obligations and liabilities of the Lender and the Borrower shall be as set forth in the Revolving Credit Agreement and related loan documents.

Fifth Third Bank
April __, 1999
Page 3

     M.S.D.&T. Funds, Inc. and the Investment Adviser hereby expressly authorize the Lender to act upon written instructions of any Authorized Representative of a Fund in making advances to such Fund under the Revolving Credit Agreement. The authorizations and designations set forth in this Authorization Letter shall remain in force as to each Fund until delivery to the Custodian and the Lender of written notice by M.S.D. & T. Funds, Inc. revoking such authorizations and designations.

                              Sincerely yours,

                              M.S.D. & T. FUNDS, INC.


                              By:   ______________________________
                                    Name:
                                    Title:

                              MERCANTILE-SAFE DEPOSIT AND
                              TRUST COMPANY


                              By:   ______________________________
                                    Name:
                                    Title:


Date: ______________          By:   ______________________________
                                    Name:
                                    Title:


                               By:  ______________________________
                                    Name:
                                    Title:

                               Name of Fund: _____________________